Exhibit 10.1

STOCK OPTION AWARD AGREEMENT

THIS STOCK OPTION AWARD AGREEMENT (this “Agreement”) is made and entered into effective as of January 5, 2021 (the “Date of Grant”) by and between FreightCar America, Inc., a Delaware corporation (the “Company”), and [________] (the “Option Holder”).

WHEREAS, the Option Holder has been designated by the Compensation Committee of the Board of Directors of the Company (the “Committee”) to receive an award under the FreightCar America, Inc. 2018 Long-Term Incentive Plan (as amended and restated effective May 14, 2020) (the “Plan”) (capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Plan);

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and for other good and valuable consideration, the Company and the Option Holder agree as follows:

1.       Grant. Pursuant to the provisions of the Plan, the terms of which are incorporated herein by reference, unless otherwise provided herein, the Company hereby grants to the Option Holder an option (the “Option”) with respect to [_______] Shares, which entitles the Option Holder, upon the proper exercise of the Option, and subject to the vesting restrictions of Section 4, to receive, upon exercise, a distribution in cash equal to the difference between the Exercise Price and the Fair Market Value of a Share on the date of exercise. The Option is granted on the Date of Grant and is subject to the terms and conditions herein and to all of the terms and the conditions of the Plan. In the event of a conflict between the Plan and this Agreement, the terms of the Plan shall govern. In addition, the Option, any cash received upon exercise of the Option, is subject to the Company’s compensation recoupment (or “clawback”) policy as in effect from time to time or as required by applicable law, including any retroactive recoupment. The Option is intended to be non-qualified and is not intended to be an incentive stock option under Code Section 422.

2.       Exercise Price. The exercise price of the Shares subject to the Option shall be $[_____]1, subject to adjustment as provided in Section 4(g) of the Plan, which is the Fair Market Value of a Share on the Date of Grant (the “Exercise Price”).

3.       Term of Option. The Option may be exercised, subject to the recoupment, vesting, forfeiture, and Termination of Service provisions of Sections 1, 4, 5, and 6, only during the period commencing on the Date of Grant and continuing until the close of business on the tenth anniversary of the Date of Grant (the “Option Period”). At the end of the Option Period, the Option shall terminate, unless sooner terminated or forfeited, as provided herein.

4.       Earning and Vesting Conditions. The Option Holder’s right to purchase receive a distribution of cash under the Option shall be exercisable only to the extent that the Option has vested. Subject to Section 9 below, the Option shall vest and become exercisable upon the following schedule (provided the Option Holder remains continuously employed by the Company until the applicable vesting date):

(a)       34% of the Shares subject to the Option vest on the later of (i) first anniversary of the Date of Grant, or (ii) the date that the thirty-day trailing average of the Fair Market Value of a Share is $[_.__]2 or more;

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1 NTD: This shall be determined based upon the average of the high/low share price on the Date of Grant.

2 NTD: This figure shall be equal to 133.3% of the Exercise Price.

(b)       an additional 33% of the Shares subject to the Option vest on the later of (i) the second anniversary of the Date of Grant, or (ii) the date that the thirty-day trailing average of the Fair Market Value of a Share is $[_.__]3 or more; and

(c)       the final 33% of the Shares subject to the Option vest on the later of (i) the third anniversary of the Date of Grant, or (ii) the date that the thirty-day trailing average of the Fair Market Value of a Share is $[_.__]4 or more.

If the Option Holder incurs a Termination of Service due to his or her death, all of the Options shall vest on the date of the Option Holder’s death. If the Option Holder has a Termination of Service before all of his or her Options have become vested under this Agreement, the Option Holder’s Options that have not become vested will be forfeited on the effective date of the Termination of Service, and neither the Company nor its Affiliates will have any further obligations to the Option Holder under this Agreement.

5.       Restrictive Covenants.

(a)       Covenant Not to Compete. The Option Holder agrees that, during employment with the Company and for a period of twelve (12) months after the Option Holder’s Termination of Service, the Option Holder shall not, without the prior written consent of the Company, accept employment with, join or become affiliated with any business entity anywhere in North America that is engaged in direct competition with any business of the Company on the date of his or her Termination of Service for which Option Holder worked or had responsibility during his or her employment.

(b)       Covenant Not to Solicit Customers. The Option Holder agrees that, during employment with the Company and for a period of twelve (12) months after the Option Holder’s Termination of Service, the Option Holder shall not, without the prior written consent of the Company, directly or indirectly solicit any current customer or prospective customer of the Company or any of its subsidiaries, with which the Option Holder contact or knowledge of Confidential Information regarding during the last twelve (12) months of his or her employment.

(c)       Covenant Not to Solicit Employees. The Option Holder agrees that, during employment with the Company and for a period of twenty-four (24) months after the Option Holder’s Termination of Service, the Option Holder shall not, without the prior written consent of the Company, directly or indirectly solicit any current employee of the Company or any of its subsidiaries, or any individual who becomes an employee on or before the date of the Option Holder’s Termination of Service, to leave such employment.

(d)       Covenant Not to Disclose or Use of Confidential Information. The Option Holder recognizes that the Option Holder will have access to confidential information, trade secrets, proprietary methods and other data which are the property of and integral to the operations and success of the Company ("Confidential Information") and therefore agrees to be bound by the provisions of this Section 5(b), which both the Company and the Option Holder agree and acknowledge to be reasonable and to be necessary to the Company. In recognition of this fact, the Option Holder agrees that the Option Holder will not disclose any Confidential Information (except (i) information which becomes publicly available without violation of this Agreement, (ii) information which the Option Holder did not know and should not have known was disclosed to the Option Holder in violation of any other person's confidentiality obligation and (iii) disclosure required in connection with any legal process (after giving the Company the opportunity to dispute such requirement)) to any person, firm, corporation, association or other entity, for any reason or purpose whatsoever, nor shall the Option Holder make use of any such information for the benefit of any person, firm, corporation or other entity except the Company. The Option Holder’s obligation to keep all such information confidential shall be in effect during and for a period of twenty-four (24) months after the Option Holder’s Termination of Service; provided, however, that the Option Holder will keep confidential and will not disclose any trade secret or similar information protected under law as intangible property (subject to the same exceptions set forth in the parenthetical clause above) for so long as such protection under law is extended. For the avoidance of doubt, this Section 5(d) does not prohibit or restrict the Option Holder (or the Option Holder’s attorney) from responding to any inquiry about this Agreement or its underlying facts and circumstances by the Securities and Exchange Commission or any other self-regulatory organization or governmental entity or making other disclosures that are protected under the whistleblower provisions of federal law or regulation. The Option Holder understands and acknowledges that the Option Holder does not need the prior authorization of the Company to make any such reports or disclosures and that the Option Holder is not required to notify the Company that the Option Holder has made such reports or disclosures.

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3 NTD: This figure shall be equal to 133.3% of the Exercise Price.

4 NTD: This figure shall be equal to 133.3% of the Exercise Price.

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(e)       Forfeitures. In the event that Option Holder materially breaches any of the restrictions in this Section (which if such breach is curable, such breach is not cured to the Company’s reasonable satisfaction after the Company provides Option Holder a reasonable period of time to cure) Option Holder shall forfeit this Option, and the Company shall have the right to recapture and seek repayment of any cash or stock received upon the exercise of the Option.

(f)       Intellectual Property. For purposes of this Agreement, “Inventions” includes all improvements, inventions, designs, formulas, works of authorship, trade secrets, technology, computer programs, compositions, ideas, processes, techniques, know-how and data, whether or not patentable, made or conceived or reduced to practice or developed by the Option Holder, either alone or jointly with others, during the term of the Option Holder’s employment, including during any period prior to the Date of Grant. Except as defined in this Agreement, all Inventions (as defined in the Offer Letter) that Option Holder makes, conceives, reduces to practice or develops (in whole or in part, either alone or jointly with others) during Option Holder’s employment will be the sole property of the Company to the maximum extent permitted by law. Option Holder agrees to assign such Inventions and all Rights in them to the Company. Exemptions from this agreement to assign may be authorized in those circumstances where the mission of the Company is better served by such action, provided that overriding obligations to other parties are met and such exemptions are not inconsistent with other Company policies. Further, Option Holder may petition the Company for license to make, market or sell a particular Invention.

(g)       Injunction. Option Holder acknowledges that monetary damages will not be an adequate remedy for the Company in the event of a breach of this Section, and that it would be impossible for the Company to measure damages in the event of such a breach. Therefore, Option Holder agrees that, in addition to other rights and remedies that the Company may have, the Company is entitled to an injunction preventing Option Holder from any breach of this Section, and Option Holder hereby waives any requirement that the Company post any bond in connection with any such injunction. Option Holder further agrees that injunctive relief is reasonable and necessary to protect a legitimate, protectable interest of the Company. In addition to the foregoing any other penalties or restrictions that may apply under any employment agreement, state law, or otherwise, the Option Holder shall also forfeit all of the Options granted under this Agreement, including Options that have fully vested, and cash acquired by the Option Holder upon the exercise of any Options under this Agreement.

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(h)       Blue Pencil. If the final judgment of a court of competent jurisdiction declares that any provision of this Section 5, is invalid or unenforceable, the parties agree that (i) the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or geographic area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, (ii) the parties shall request that the court exercise that power, and (iii) this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment or decision may be appealed.

(i)       Survival. The restrictive covenants and forfeiture provisions contained in this Section shall survive the Option Holder’s Termination of Service.

6.       Termination of Service.

(a)       If the Option Holder has a Termination of Service for Cause (as defined in the Offer Letter) during the Option Period, the Option shall immediately terminate and be forfeited.

(b)       If, during the Option Period, the Option Holder experiences a Termination of Service by reason of the Company’s termination of the Option Holder without Cause, Option Holder’s Termination of Service for Good Reason (other than a Qualifying Termination) or Option Holder’s voluntary resignation, the Option shall be exercisable only to the extent that it was exercisable on the date of the Option Holder’s Termination of Service and shall terminate on the earlier of (i) ninety (90) calendar days following the date of the Option Holder’s Termination of Service or (ii) the end of the Option Period.

(c)       If, during the Option Period, the Option Holder experiences a Termination of Service by reason of the Option Holder’s (i) Disability, (ii) retirement or (iii) Qualifying Termination, the Option shall be exercisable only to the extent that it was exercisable on the date of the Option Holder’s Termination of Service and shall terminate on the earlier of (i) one hundred and eighty (180) calendar days following the date of the Option Holder’s Termination of Service or (ii) the end of the Option Period.

(d)       If, during the Option Period, the Option Holder experiences a Termination of Service by reason of the Option Holder’s death, the Option shall be fully vested and exercisable on the date of the Option Holder’s death and shall terminate on the earlier of (i) one hundred and eighty (180) calendar days following the date of the Option Holder’s death, or (ii) the end of the Option Period.

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7.       Exercise of Option. In order to exercise the Option, the Option Holder shall submit to the Secretary of the Company an instrument in writing specifying the number of Shares underlying the Option in respect of which the Option is being exercised. The amount delivered to the Option Holder upon exercise of the Option will be equal to the product of (a) the excess, if any, of the Fair Market Value of a Share on the date of exercise over the Exercise Price, multiplied by (b) the number of Options being exercised; provided, that the amount delivered to the Option Holder shall be subject to withholding. Any amount due to the Option Holder upon exercise of the Options will be paid in cash. The Option Holder shall not be entitled to any earnings on the value of the amount payable for the period between the Date of Exercise and the receipt of such payment.

8.       Conditions. The Option Holder will not have any of the rights of a shareholder with respect to Shares.

9.       Change of Control. In the event of a Change of Control, the terms of the Plan shall control.

10.       Non-Transferable. The Option may not be sold, assigned, transferred, exchanged, pledged, hypothecated, or otherwise disposed of or encumbered, except by will or the laws of descent, as provided in Section 6(d) of the Plan.

11.       No Obligation to Exercise. Neither the Option Holder nor any permissible transferee is or will be obligated by the grant of the Option to exercise it.

12.       References. References herein to rights and obligations of the Option Holder shall apply, where appropriate, to the Option Holder’s legal representative or guardian without regard to whether specific reference to such legal representative or guardian is contained in a particular provision of this Agreement or the Plan.

13.       Taxes. The Option Holder shall be responsible for all of Option Holder’s taxes required to be paid under applicable tax laws with respect to the Option. The Company or any Affiliate is authorized to withhold from any distribution of cash to the Option Holder, amounts of withholding and other taxes due in connection with the Option. The amount of the withholding shall not exceed the Company’s maximum statutory withholding requirement.

14.       Entire Agreement. This Agreement contains all the understandings between the parties hereto pertaining to the matters referred to herein, and supersedes all undertakings and agreements, whether oral or in writing, previously entered into by them with respect thereto. The Option Holder represents that, in executing this Agreement, the Option Holder does not rely and has not relied upon any representation or statement not set forth herein made by the Company with regard to the subject matter, bases or effect of this Agreement or otherwise.

15.       Amendment or Modification, Waiver. The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, the Option, prospectively or retrospectively; provided, however, that, without the consent of the Option Holder, no amendment, alteration, suspension, discontinuation or termination of the Option may materially and adversely affect the rights of the Option Holder under the Option. No waiver by any party hereto of any breach by another party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar condition or provision at the same time, any prior time or any subsequent time.

16.       Notices. Any notice to be given hereunder shall be in writing and shall be deemed given hereunder when delivered personally, sent by courier or telecopy, or registered or certified mail, postage prepaid, return receipt requested, addressed to the party concerned at the address indicated below or to such other address as such party may subsequently give notice of hereunder in writing:

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To the Option Holder at his or her last known address as shown on the records of the Company

To the Company at:

FreightCar America, Inc.

125 South Wacker Drive

Suite 1500

Chicago, IL 60606

Attention: Chief Legal Officer

Any notice delivered personally or by courier under this Section 16 shall be deemed given on the date delivered and any notice sent by electronic means, telecopy or registered or certified mail, postage prepaid, return receipt requested, shall be deemed given on the date sent, telecopied, or mailed. The Company, in its sole discretion, may decide to deliver any documents related to current or future participation in the Plan or request Option Holder’s consent to participate in the Plan by electronic means. Option Holder hereby consents to receive such documents by electronic delivery and, if requested, agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

17.       Severability. If any provision of this Agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances other than those to which it is so determined to be invalid and unenforceable, shall not be affected thereby, and each provision hereof shall be validated and shall be enforced to the fullest extent permitted by law.

18.       Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflicts of laws principles.

19.       Jurisdiction and Venue. The Company and the Option Holder agree that the jurisdiction and venue for any disputes arising under, or any action brought to enforce, or otherwise relating to, this Agreement shall be exclusively in the courts in the State of Illinois, Cook County, including the Federal Courts located therein (should Federal jurisdiction exist), and the Company and the Option Holder hereby submit and consent to said jurisdiction and venue.

20.       Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

21.       No Right to Continued Employment or Service. Neither the Plan nor any action taken thereunder shall be construed as giving the Option Holder the right to be retained in the employ or service of the Company or any of its Subsidiaries or Affiliates, nor shall it interfere in any way with the right of the Company or any of its Subsidiaries or Affiliates to terminate the Option Holder’s employment or service at any time.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year set forth above.

FREIGHTCAR AMERICA, INC.		OPTION HOLDER:

By:
Name:	James R. Meyer	Name:
Title:	President & CEO	Title:

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